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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WANDERLUST INTERACTIVE, INC.

          ------------------------------------------------------------

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware

          ------------------------------------------------------------



               I, JAY SMITH, III, the President and Secretary of WANDERLUST INTERACTIVE, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

               FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

                      (1) By striking out the whole of Article FIRST thereof as
               it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

                    "The name of the corporation (hereinafter
               the 'corporation') is ADRENALIN INTERACTIVE, INC."

                      (2) By striking out the whole of subsection (a) of Article
               FOURTH thereof as it now exists and inserting in lieu and instead thereof a new subsection (a) of Article FOURTH reading as follows:

                            "(a) The maximum number of shares which the
                      corporation shall have authority to issue




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                      is Twenty Million One Hundred Thousand (20,100,000), of
                      which Twenty Million (20,000,000) shares shall be common stock having a par value of $.01 per share ('common stock') and One Hundred Thousand (100,000) shares shall be preferred stock, having a par value of $.01 per share ('series preferred stock')."

               SECOND, that such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the vote of holders of not less than a majority of the shares of outstanding stock entitled to vote thereon, all in accordance with the provision of Section 242 of the General Corporation of Law of the State of Delaware.

               IN WITNESS WHEREOF, I have signed this certificate this 12 day of May, 1998.



                                       /s/ Jay Smith, III
                                       -----------------------------------------
                                       Jay Smith, III, President and Secretary



















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